                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                         MB FINANCIAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

                         NOTICE OF 2000 ANNUAL MEETING
                                PROXY STATEMENT

                                                                  April 20, 2000

Dear Fellow Stockholder:

    On behalf of the Board of Directors and management of MB Financial, Inc. (the "Company"), I cordially invite you to attend the Company's Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m., local time, on Tuesday, May 30, 2000 at the branch office of Manufacturers Bank located at 7557 West Oakton Street, Niles, Illinois.

    At the meeting, stockholders of the Company will be asked to vote upon the election of three members nominated to the Board of Directors of the Company.

    I encourage you to attend the meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

    Thank you for your attention to this important matter.

Very truly yours,

[SIGNATURE]
Mitchell Feiger
PRESIDENT AND CHIEF EXECUTIVE OFFICER

[LOGO]

1200 North Ashland Avenue
Chicago, Illinois 60622
(773) 278-4040

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2000

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of MB Financial, Inc. (the "Company") will be held at the branch office of Manufacturers Bank located at 7557 West Oakton Street, Niles, Illinois, at 9:00 a.m., local time, on Tuesday, May 30, 2000.

    A proxy and a Proxy Statement for the Meeting are enclosed.

    The Meeting is for the purpose of considering and acting upon:

        1. The election of the three members nominated to the Board of Directors of the Company; and

        2. Upon such other matters as may properly come before the Meeting, or any adjournments or postponements thereof.

    The Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on April 3, 2000 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

    A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for any purpose germane to the Meeting, at the branch office of Manufacturers Bank at which the Meeting will be held, during the ten days prior to the Meeting as well as at the Meeting.

    You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

[SIGNATURE]
Mitchell Feiger
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Chicago, Illinois
April 20, 2000
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT

                               MB FINANCIAL, INC.
                           1200 North Ashland Avenue
                            Chicago, Illinois 60622
                                 (773) 278-4040

                               -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2000

    This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of MB Financial, Inc. (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the branch office of Manufacturers Bank (the "Bank") located at 7557 West Oakton Street, Niles, Illinois. at 9:00 a.m., local time, on Tuesday, May 30, 2000.

    The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about April 20, 2000. At the Meeting, stockholders of the Company are being asked to elect three directors of the Company.

VOTE REQUIRED AND PROXY INFORMATION

    All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth herein. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to be presented at the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

    Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will have no effect on the election of directors. A majority of all of the shares of Common Stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Broker non-votes are counted for purposes of determining a quorum. Brokers who do not receive instructions are entitled to vote on the election of directors.

    A proxy given pursuant to this solicitation or otherwise may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Doria Koros, Secretary, MB Financial Inc., 1200 North Ashland Avenue, Chicago, Illinois 60622.

                 VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

    Stockholders of record as of the close of business on April 3, 2000 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 7,064,515 shares of Common Stock issued and outstanding.

    The following table sets forth, as of April 3, 2000, certain information as to the beneficial ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of the Company's outstanding shares of Common Stock; (ii) the Company's Chief Executive Officer, its Chairman of the Board and the other executive officers of the Company (the "Named Officers"), and (iii) all directors and executive officers of the Company as a group.

                                                                    SHARES      PERCENT
                                                                 BENEFICIALLY      OF
               BENEFICIAL OWNER                                   OWNED (1)      CLASS
               ----------------                                  ------------   --------
PRINCIPAL OWNERS
   There are no stockholders
   owning 5% or more of the Company

NAMED OFFICERS
   Mitchell Feiger                                                  208,062       2.95%
   President, Chief Executive Officer and
   Director
   of the Company;
   Chairman of the Board and Director of the
   Bank

   Robert S. Engelman, Jr.                                          302,891       4.29
   Chairman of the Board of the Company;
   Director of the Bank

   Burton J. Field                                                   74,422       1.05
   Director of the Company;
   President, Chief Executive Officer
   and Director of the Bank

   Howard A. Jaffe                                                  112,467       1.59
   Vice President and Chief Financial Officer
   of
   the Company;
   Executive Vice President, Chief Financial
   Officer and Director of the Bank

   Thomas D. Panos                                                   59,452        .84
   Executive Vice President, Senior Lending
   Officer and Director of the Bank

   Directors and executive officers as a group                    1,552,101      21.97
   (14 persons)

---------

(1) Includes shares held directly, in retirement accounts, in the deferred compensation plan, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers and subject to options granted under the Company's 1997 Omnibus Incentive Plan (the "Stock Option Plan") which options are exercisable within 60 days of April 3, 2000. Excludes 27,000, 21,160, 6,305, 17,000, 13,000, and 97,522 shares subject to options granted under the Stock Option Plan to Messrs. M. Feiger, Engelman, Field, Jaffe, Panos and all directors and executive officers as a group, respectively, which options are not exercisable within 60 days of April 3, 2000.

                       DIRECTORS AND EXECUTIVE MANAGEMENT

    The Company's Board of Directors currently consists of fourteen members; however, Mr. Robert A. Wislow ("Wislow") and Mr. Thomas F. Carey ("Carey") have chosen not to stand for reelection at the Annual Meeting. The Board is divided into three classes, each of which presently consists of approximately one-third of the Board, and approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified. As a result of the merger between Avondale Financial Corp. ("Avondale") and Coal City Corporation ("Coal City") in February of 1999 (the "Merger"), the Board terms were re-staggered as indicated below. Therefore, some nominees had terms expiring in one or two years.

    The following table sets forth certain information, as of April 3, 2000, regarding the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominee) will be voted at the Meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees may be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                       SHARES OF
                                                                                      COMMON STOCK   PERCENT
                                         POSITION(S) HELD      DIRECTOR    TERM TO    BENEFICIALLY      OF
          NAME              AGE           IN THE COMPANY       SINCE (1)    EXPIRE     OWNED (2)      CLASS
          ----            --------   ------------------------  ---------   --------   ------------   --------
                                                  NOMINEES
Robert S. Engelman, Jr.      58      Chairman of the Board       1993        2003       302,891        4.29%
Alfred Feiger                74      Director                    1992        2003       166,304        2.35
Richard I. Gilford           75      Director                    1992        2003       143,600        2.03

                                             ELECTED DIRECTORATE
R. Thomas Eiff               59      Director                    1993        2001        23,190        0.33
Burton J. Field              64      Director                    1992        2001        74,422        1.05
David L. Husman              65      Director                    1992        2001       107,861        1.53
Clarence Mann                74      Director                    1992        2001       213,450        3.02
Hipolito (Paul) Roldan       56      Director                    1993        2001         8,570        0.12
Mitchell Feiger              41      Director, President and     1992        2002       208,062        2.95
                                     Chief Executive Officer
Lawrence E. Gilford          76      Director                    1992        2002        96,550        1.37
Arthur L. Knight, Jr.        62      Director                    1993        2002        22,132        0.31
Peter G. Krivkovich          53      Director                    1993        2002        13,150        0.19

---------

(1) Director of either Avondale or Coal City since Coal City acquired the Bank.

(2) Includes shares held directly, in retirement accounts, in the deferred compensation plan, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or dispositive powers and subject to options granted under the Stock Option Plan which options are exercisable within 60 days of April 3, 2000. Excludes 21,160, 8,232, 6,305, 1,439, 27,000, 1,947, and 1,439 shares subject to options granted under the Stock Option Plan to Messrs. Engelman, Eiff, Field, Roldan, M. Feiger, Knight and Krivkovich which options are not exercisable within 60 days of April 3, 2000. Includes Board of Directors retainer or meeting fees deferred in the form of Common Stock units pursuant to the Deferred Compensation Plan.

    Wislow and Carey, current directors of the Company whose terms expire with this Annual Meeting, have chosen not to stand for reelection at the Annual Meeting.

    Ms. Jameson A. Baxter ("Baxter") and Ms. Sandra P. Guthman ("Guthman") resigned from the Board of Directors after the January 2000 meeting. Each person cited conflicts with other business commitments as the reason to leave the Board.

    The Board of Directors amended the By-laws of the Company to reduce the size of the Board of Directors, effective immediately following the January 2000 meeting, by two members, thereby not creating a vacancy on the Board with the resignations of Baxter and Guthman. The Board further amended the By-laws to reduce the Board by an additional two members, effective at the 2000 Annual Meeting, thereby not creating vacancies due to Wislow and Carey not standing for reelection.

    The business experience for at least the past five years of each nominee and Director is set forth below.

                                    NOMINEES

    ROBERT S. ENGELMAN, JR. Mr. Engelman joined Avondale in January 1993 as President, Chief Executive Officer and Director and served in that capacity until the Merger. Prior to joining Avondale, Mr. Engelman was the Chairman of the Board and Chief Executive Officer of University Financial Corporation and its wholly-owned subsidiary, First Federal of Elgin, FSA, Elgin, Illinois. Mr. Engelman retired as an executive officer of the Company on December 31, 1999, but will continue to serve the Company as its Chairman of the Board.

    ALFRED FEIGER. Mr. Feiger served as Chairman of the Board and Chief Executive Officer of Coal City until the Merger. Mr. Feiger has nearly 50 years of banking and finance company experience, having served in various executive capacities during such period. Mr. Feiger also served as a Director of the seven banks that were owned by Affiliated Banc Group, Inc. ("Affiliated") and was President of Affiliated's Western National Bank of Cicero.

    RICHARD I. GILFORD. Mr. Gilford has nearly 50 years of banking experience, having served in various executive capacities during such period. Mr. Gilford also served as a Director of the seven banks that were owned by Affiliated and was Chairman of the Board of Affiliated Asset-Based Lending Services.
Mr. Gilford is a trustee of Mt. Sinai Hospital in Chicago.

                             STANDING BOARD MEMBERS

    R. THOMAS EIFF. Mr. Eiff is the TEC Chairman for Southern Arizona. TEC is an organization that was founded on the premise that company presidents, managing directors and other executives can benefit from the formal exchange of ideas. From 1991 through 1998 he was the owner and President of Adams Air and Radiator Service, an automotive service and distribution company. Mr. Eiff served as the Chairman of the Board of Avondale until the Merger.

    MITCHELL FEIGER. Mr. Feiger is President and Chief Executive Officer of the Company, as well as Chairman of the Board of the Bank. Mr. Feiger began his carreer with Touche Ross & Company in 1982, and then joined Affiliated in 1984 where he worked in various capacities until eventually becoming its Executive Vice President. Mr. Feiger became President and a Director of Coal City in 1992.

    BURTON J. FIELD. Mr. Field has served as President and Chief Executive Officer of the Bank since 1983 and a Director of the Bank since 1977. Mr. Field has over 40 years of banking and finance experience, mainly in the areas of commercial lending and leasing. Mr. Field joined the Bank in 1970.

    LAWRENCE E. GILFORD. Mr. Gilford has nearly 50 years of banking experience, having served in various executive capacities during such period. He also served as a Director of the seven banks that were owned by Affiliated and was President of its North Shore National Bank. Mr. Gilford served as President of the Chicago Chapter of the Illinois Bankers Association and is a Board Member of the Chicago Chapter of the Jewish Community Center and Rush North Shore Medical Center.

    DAVID L. HUSMAN. Mr. Husman is an attorney and is in the real estate and investment business. Mr. Husman also served as a Director of the seven banks that were owned by Affiliated.

    ARTHUR L. KNIGHT, JR. Mr. Knight is a private investor and business consultant. He serves on the boards of a number of private Chicago-based companies, including, CrossCom National, Inc., Frain Industries, Inc., LA-CO Industries, Inc., STS Consultants, Ltd. and United Scrap Metal, Inc. From 1988 through 1994, Mr. Knight was President, Chief Executive Officer and Director of Morgan Products Ltd., a manufacturer and distributor of specialty building products.

    PETER G. KRIVKOVICH. Mr. Krivkovich is President and Chief Executive Officer of Cramer-Krasselt Company, a marketing communications company. He was named President of that company in 1985 and was named CEO in 1999.
Mr. Krivkovich is a Board member of the Friends of Prentice Hospital, the Off-the-Street Club in Chicago and the American Association of Advertising Agencies.

    CLARENCE MANN. Mr. Mann has over 45 years of banking experience, having served in various executive capacities during such period. Mr. Mann also served as a Director of the seven banks that were owned by Affiliated and was President of both Franklin Park Bank and First State Bank of Franklin Park.

    HIPOLITO (PAUL) ROLDAN. Mr. Roldan has been Chief Executive Officer of the Hispanic Housing Development Corp., a residential and retail development and property management company, since 1976 and President of Tropic Construction, a general contractor, since 1994. Mr. Roldan serves as a director of the Local Initiatives Support Corporation and the National Puerto Rican Coalition.

    Alfred Feiger is Mitchell Feiger's father. Lawrence Gilford and Richard Gilford are cousins.

EXECUTIVE OFFICERS

    The following information is for the executive officers who are not directors of the Company.

    HOWARD A. JAFFE. Mr. Jaffe, 46, is Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer and Director of the Bank. Mr. Jaffe joined Avondale in August 1995 as Vice President and Chief Financial Officer. From 1990 through July 1995, Mr. Jaffe was Executive Vice President and Chief Financial Officer of Northern States Financial Corporation, a bank holding company. Mr. Jaffe has over 25 years of banking experience.

    THOMAS D. PANOS. Mr. Panos, 44, is Executive Vice President and Senior Lending Officer and a Director of the Bank since March 1996. Mr. Panos was Senior Vice president and Manager of Corporate Banking (in Illinois) for First Bank System from 1994 to 1996, and he served Boulevard Bank in various lending and management capacities since 1982. Mr. Panos has over 23 years of banking experience.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    THE COMPANY AND THE BANK. The Company's Board of Directors has standing Executive, Audit and Compensation Policy Committees, which meet and act in conjunction with the like committees of the Bank's Board of Directors. It is expected that the Company and the Bank will hold at least eight Board meetings during 2000.

    During 1999, the Board of Directors of the Company met six times. No nominee or standing Director of the Company attended fewer than 75% of the total number of Board and Committee meetings held by the Board of Directors. Retiring Board members Carey and Wislow did not attend 75% of the Board and Committee meetings held.

    The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's By-laws, nominations by stockholders generally must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the Meeting. The Board of Directors met once during 1999 in its capacity as a nominating committee.

    The Company's Executive Committee exercises the powers of the full Board of Directors between Board meetings. The Executive Committee is comprised of Directors Engelman (Chairman), A. Feiger, M. Feiger, Field, Knight and Krivkovich. The Executive Committee met twice during 1999.

    The Audit Committee is responsible for recommending the selection of the independent auditors of the Company and the Bank and meeting with the independent auditors to outline the scope and review the results of the annual audit. The Audit Committee also meets with the Bank's internal auditor on a periodic basis. The Audit Committee is comprised of Directors R. Gilford (Chairman), L. Gilford and Mann. This Committee held four meetings during 1999.

    The Compensation Policy Committee is responsible for the design and administration of the overall compensation program. In addition, the committee reviews and approves all executive officers' compensation plans, evaluates executive performance, grants awards under the Stock Option Plan and considers other related matters. The Compensation Policy Committee includes Directors Knight (Chairman), Eiff, R. Gilford and Mann. The Compensation Policy Committee met three times during 1999.

DIRECTOR COMPENSATION

    Non-employee directors are paid (i) an annual retainer of $15,000, plus
(ii) $2,500 for serving as Committee chairman; (iii) $1,000 per day for attending Board of Directors meetings; and (iv) $250 per day for attending any Board of Directors Committee meeting. All Board and Committee fees may be paid in the form of cash, Common Stock or options to purchase Common Stock; however, at least 50% of the annual retainer and meeting fees must be taken in the form of Common Stock or options to purchase Common Stock. All fees may be deferred pursuant to the Company's Deferred Compensation Plan.

EXECUTIVE COMPENSATION

    Executive officers of the Company currently do not receive any remuneration in their capacity as Company executive officers. The following table sets forth information concerning the compensation of the Named Officers for services in all capacities to the Bank or one of its predecessors for the years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                           ANNUAL                    AWARDS
                                                        COMPENSATION       ---------------------------
               NAME AND                  CALENDAR    -------------------   RESTRICTED STOCK   OPTIONS/     ALL OTHER
          PRINCIPAL POSITION               YEAR       SALARY     BONUS       AWARD(S)($)      SARS(1)    COMPENSATION
          ------------------             ---------   --------   --------   ----------------   --------   -------------
Mitchell Feiger                            1999      $325,000   $154,375       -$-             27,000     $   47,135 (2)
President and Chief Executive              1998       251,000     50,000       --              16,366         39,450 (3)
Officer                                    1997       238,665     50,000       --              12,525         34,770 (4)

Robert S. Engelman, Jr.                    1999       310,000    150,000       --              44,585        736,382 (5)
Chairman of the Board                      1998       300,000    210,000       --              35,000        450,415 (6)
                                           1997       300,000      --          --              35,000        274,498 (7)

Burton J. Field                            1999       345,000    102,125       --               6,305         65,601 (8)
President and Chief Executive              1998       345,000     50,000       --               --            77,825 (9)
Officer of the Bank                        1997       330,000      --          --               --            75,970(10)

Howard A. Jaffe                            1999       175,000     62,344       --              13,000         57,209(11)
Vice President and Chief Financial         1998       155,000     92,000       --              30,000         34,890(12)
Officer                                    1997       151,196      --          --              15,187         24,140(13)

Thomas D. Panos                            1999       150,000     62,700       --              13,000         21,651(14)
Executive Vice President and               1998       136,000     55,000       --              11,022         21,121(15)
Senior Lending Officer of the Bank         1997       130,000     52,000       --               8,350         16,543(16)

---------

 (1) Represents incentive and non-qualified stock options granted pursuant to the Company's Stock Option Plan. All options were granted at or above the market price of the stock on the date of the grant and vest up to ten years.

 (2) Includes automobile allowance of $11,021, non-qualified retirement benefits of $18,413, supplemental health plan of $4,153 and 401(k) matching and profit sharing contribution of $13,548.

 (3) Includes automobile allowance of $5,288, excess group life insurance of $459, non-qualified retirement benefits of $13,004, supplemental health plan of $4,153 and 401(k) matching and profit sharing contribution of $16,546.

 (4) Includes automobile allowance of $5,566, excess group life insurance of $297, non-qualified retirement benefits of $11,505, supplemental health plan of $3,970 and 401(k) matching and profit sharing contribution of $13,432.

 (5) Includes a contribution under the Company's Supplemental Executive Retirement Plan ("SERP contribution") of $668,207, ESOP contribution of $56,378, an automobile allowance of $1,210, non-qualified retirement benefits of $3,895, and 401(k) matching and profit sharing contribution of $6,692.

 (6) Includes SERP contribution of $405,000, ESOP contribution of $34,890, supplemental life insurance premium of $9,910 and an automobile allowance of $615.

 (7) Includes SERP contribution of $240,000, ESOP contribution of $24,140, supplemental life insurance premium of $9,555 and an automobile allowance of $803.

 (8) Includes automobile allowance of $5,338, non-qualified retirement benefits of $35,989, supplemental health plan of $10,186 and 401(k) matching and profit sharing contribution of $13,548.

 (9) Includes automobile allowance of $3,360, excess group life insurance of $3,159, non-qualified retirement benefits of $41,853, supplemental health plan of $12,907 and 401(k) matching and profit sharing contribution of $16,546.

 (10) Includes automobile allowance of $3,360, excess group life insurance of $3,159, non-qualified retirement benefits of $45,834, supplemental health plan of $10,185 and 401(k) matching and profit sharing contribution of $13,432.

 (11) Includes ESOP contribution of $44,324, an automobile allowance of $1,169, non-qualified retirement benefits of $4,524 and 401(k) matching and profit sharing contribution of $7,192.

 (12) Includes ESOP contribution of $34,890.

 (13) Includes ESOP contribution of $24,140.

 (14) Includes automobile allowance of $4,378, non-qualified retirement benefits of $3,725, and 401(k) matching and profit sharing contribution of $13,548.

 (15) Includes automobile allowance of $4,116, excess group life insurance of $459 and 401(k) matching and profit sharing contribution of $16,546.

 (16) Includes automobile allowance of $2,652, excess group life insurance of $459 and 401(k) matching and profit sharing contribution of $13,432.

STOCK OPTIONS

                               OPTION GRANTS IN 1999

    The following table sets forth certain information with respect to stock options granted to the Named Officers during 1999 under the Stock Option Plan.

    In addition to providing the number of shares subject to options granted to Named Officers listed in the Summary Compensation Table, the following table discloses the range of potential realizable values at various assumed appreciation rates. The table discloses for the Chief Executive Officer and other Named Officers the gain or "spread" that would be realized at the end of the option term for the options granted during 1999, if the price of the Common Stock appreciates annually by the percentage levels indicated from the market price on the date of grant.

                                      % OF TOTAL
                         NUMBER OF     OPTIONS
                         SECURITIES   GRANTED TO                             POTENTIAL REALIZABLE VALUE
                         UNDERLYING   EMPLOYEES    EXERCISE                  AT ASSUMED ANNUAL RATES OF
                          OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   STOCK PRICE APPRECIATION FOR
         NAME             GRANTED        1999        SHARE        DATE             OPTION TERM(1)
         ----            ----------   ----------   ---------   ----------   -----------------------------
                                                                              5.00%              10.00%
                                                                            ----------         ----------
Mitchell Feiger            27,000        12.98%     $13.50      05/24/09     $211,191           $535,199
Robert S. Engelman, Jr.    44,585        21.44       14.04      01/21/04       87,407            183,548
Burton J. Field             6,305         3.03       13.50      05/24/09       49,317            124,979
Howard A. Jaffe            13,000         6.25       13.50      05/24/09      101,684            257,688
Thomas D. Panos            13,000         6.25       13.50      05/24/09      101,684            257,688

---------

(1) Percentage growth computed based on the closing price of the Common Stock on December 31, 1999 ($12.4375 per share).

                  OPTION EXERCISES, HOLDINGS AND VALUES TABLE

    The following table sets forth information with respect to the value of all stock options held at December 31, 1999. No options were exercised in 1999.

                                    NUMBER OF                       VALUE OF UNEXERCISED
                               UNEXERCISED OPTIONS                 "IN-THE-MONEY" OPTIONS
                              AT DECEMBER 31, 1999                 AT DECEMBER 31, 1999(1)
                         -------------------------------       -------------------------------
         NAME            EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
         ----            -----------       -------------       -----------       -------------
Mitchell Feiger             42,418            27,000             $48,017             $-0-
Robert S. Engelman, Jr.    199,225            21,160                 -0-              -0-
Burton J. Field                -0-             6,305                 -0-              -0-
Howard A. Jaffe             61,187            17,000                 -0-              -0-
Thomas D. Panos             27,722            13,000              30,046              -0-

---------

(1) Represents the difference between the closing price of the Common Stock on December 31, 1999 ($12.4375 per share) and the exercise price of the stock options.

EMPLOYMENT AGREEMENTS

    Mitchell Feiger entered into an employment agreement with the Company, effective February 26, 1999. This agreement is a so-called "evergreen" contract with a continual three-year term. Although either party may terminate the agreement at any time, it provides for Mr. Feiger to be paid his compensation for the full remaining term of the agreement unless he is terminated "for cause" (as defined in the agreement). Mr. Feiger's annual salary compensation under the agreement is $325,000, and he may, in addition, receive an annual bonus at the discretion of the Board. Mr. Feiger is eligible to participate in the Company's standard package of employee benefits, including retirement plans and insurance programs, as well as certain executive benefits, such as an automobile allowance and club dues. In the event of a change of control of the Company (as defined in the agreement), if Mr. Feiger or the Company (or its successor) terminates his employment with the Company (or its successor), Mr. Feiger will receive 2.99 times his base compensation and he will be entitled to continued health benefits during the remaining term of the agreement (and thereafter, at his cost) and to vesting of any unvested stock options and unvested benefits under benefit plans and arrangements of the Company at the time of the change in control (except for qualified pension plans).

    Robert S. Engelman, Jr. has an employment agreement which provides for Mr. Engelman to be Chairman of the Board of the Company. Mr. Engelman retired as an executive officer of the Company on December 31, 1999. Under the terms of the agreement, Mr. Engelman will be paid $310,000 per year through January 31, 2004 for his agreement not to compete against the Company in Illinois during that period. Mr. Engelman is also entitled to participate in the Company's health benefits for his lifetime at his cost. Mr. Engelman will also continue to accrue benefits under the Company's Supplemental Executive Retirement Plan through January 31, 2004. If Mr. Engelman's position with the Company is terminated without cause, he will continue to be entitled to his covenant not to compete payments. The agreement does not provide for any change of control severance or liquidated damages under any circumstances.

    The Company entered into a new employment agreement with Burton J. Field in September of 1999. Under the terms of the new agreement, Mr. Field is to be the President and Chief Executive Officer of the Bank. This agreement is a so-called "evergreen" contract with a continual three-year term. Although either party may terminate the agreement at any time, it provides for Mr. Field to be paid his compensation for the full remaining term of the agreement unless he is terminated "for cause" (as defined in the agreement). Mr. Field's annual salary compensation under the agreement is at least $400,000, and he may, in addition, receive an annual bonus at the discretion of the Board. Mr. Field is also eligible to participate in the Company's standard package of employee benefits, including retirement plans and insurance programs, as well as certain executive benefits, such as an automobile allowance and club dues. The Bank also pays the premium on two separate life insurance and disability policies for Mr. Field. In the event of a change of control of the Company (as defined in the agreement), if Mr. Field or the Company (or its successor) terminates his employment with the Company (or its successor), Mr. Field will receive 2.99 times his base compensation and he will be entitled to continued health benefits during the remaining term of the agreement (and thereafter, at his cost) and to vesting of any unvested stock options and unvested benefits under benefit plans and arrangements of the Company at the time of the change in control (except for qualified pension plans). A copy of Mr. Field's new employment agreement is included in this Proxy Statement as Exhibit "B".

SEVERANCE PAY AGREEMENTS

    The Company has a change in control severance agreement with Howard A. Jaffe, Vice President of the Company and Executive Vice President of the Bank, under which he is entitled to severance pay equal to 200% of his base amount as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and continued health benefits for 24 months following termination of his employment if his employment is terminated by the Bank (including a material diminution of his duties) within 12 months after a change in control (as defined in the Agreement) of the Company or the Bank.

    Thomas D. Panos, Executive Vice President and Senior Lending Officer and a Director of the Bank, has a change in control severance agreement with the Bank under which he is entitled to 100% of his base amount as defined in
Section 280G of the Code, and continued health benefits for 12 months following termination of his employment if his employment is terminated by the Bank (including a material diminution of his duties) within 12 months after a change in control (as defined in the Agreement) of the Company or the Bank.

    Each Severance Pay Agreement has an initial term of three years (the effective date of each agreement was February 26, 1999) and shall be extended by the Board of Directors for a period of one year beginning on the first anniversary of the agreement, and on each anniversary date thereafter upon approval by the Board of Directors.

COMPENSATION POLICY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale for and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Policy Committee of the Company, at the direction of the Company's Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

    GENERAL. The Board of Directors of the Company and the Bank have delegated to the Compensation Policy Committee the responsibility and authority to oversee the general compensation policies of the Company and the Bank, to establish compensation plans and specific compensation levels for executive officers, and to review the recommendations of management for compensation and benefits for other officers and employees of the Company and the Bank. The Compensation Policy Committee is composed solely of independent outside directors. Non-employee directors who are not members of the Compensation Policy Committee also participate in executive compensation decisions by way of review, discussion and ratification of Compensation Policy Committee recommendations.

    The Compensation Policy Committee has adopted an executive compensation program designed to: (i) offer competitive compensation packages in order to attract, motivate, retain and reward those key executive officers who are crucial to the long-term success of the Company;
(ii) establish a direct link between executive compensation and annual and long-term performance of the Company; and (iii) encourage decision-making that maximizes long-term shareholder value. The Compensation Policy Committee's primary compensation objective is to ensure that such compensation be tied to the achievement of both short term and longer term goals and objectives established in conjunction with the Company's annual planning process, and to ensure that a significant portion of total compensation is at risk for those executive officers who have significant control over and responsibility for the direction and performance of the Company.

    The Compensation Policy Committee followed the guidelines listed below in establishing the Compensation Program for 1999.

    EXECUTIVE COMPENSATION POLICY. The compensation package provided to the executive officers of the Bank is composed principally of base salary, an annual incentive bonus and awards under the Company's equity-based plans. Executive officers also participate in other benefit plans available to all eligible employees.

    BASE SALARY. It is the policy of the Compensation Policy Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, with compensation packages and base salaries offered by other financial institutions with total assets, loan origination and performance results comparable to those of the Company and the Bank, as well as to compare the complexities of the positions under consideration with similar jobs in other financial institutions regardless of size. This information is primarily derived from third party sources and company proxy statements that provide compensation data and analysis from other publicly held companies. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short term and long term corporate goals and objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his management objectives for the plan year, his ability to attract highly skilled individuals to the Company and the officer's overall performance in managing his area of responsibility. The Compensation Policy Committee's decisions are discretionary and no quantifiable formula or weighting of the above-mentioned factors are utilized in the decision-making process.

    INCENTIVE BONUS AWARDS. The annual incentive bonus is designed to provide that a substantial portion of each executive officer's total compensation remains variable. The purpose of the incentive plan is to more closely align executive performance to the annual and long-term financial and operating performance of the Company and the Bank and to reward officers for the achievement of certain specified goals and objectives. Officers are classified into groups, based on their relative position in the Company and the Bank, with annual target bonuses (as a percentage of base salary) as recommended by the Chief Executive Officer (other than his own) and agreed upon by the Compensation Policy Committee. An annual incentive bonus pool is established if specific financial, operational and business goals, determined at the beginning of each fiscal year, are achieved; and if certain safety and soundness standards are maintained. Individual bonus awards can range from 0% to 150% of a person's target goal depending on actual results compared to target results, as well as the officer's individual accomplishments vs. individual goals and objectives. Bonuses are subject to fluctuation from year to year, and the Committee's decisions are subjective and no specific formula is utilized. The Compensation Policy Committee determines the Chief Executive Officer's incentive bonus.

    BENEFIT PLANS. The Compensation Policy Committee's policy with respect to employee benefit plans is to provide competitive benefits to employees of the Company, including its executive officers. Additionally, the Omnibus Incentive Plan will provide employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value. The Compensation Policy Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly-qualified employees.

    CHIEF EXECUTIVE OFFICER. The base salary paid to Mitchell Feiger, Chief Executive Officer of the Company, for 1999 was $325,000, under the terms of Mr. Feiger's Employment Agreement. In examining the base compensation of other executives among peer institutions, the Compensation Policy Committee determined that the compensation level was proper and consistent with other peer institutions.

    The Compensation Policy Committee determined that the Chief Executive Officer's target incentive bonus be maintained at a range between 40%-70% of base salary. This decision was based on the Committee's annual review of third party data as discussed above, and on the review and completion of the Company's 1999 target goals and objectives, among which included the successful integration of the merged banks, substantial growth in the Company's core lending business while maintaining excellent asset quality, the completion of the Company's long-term strategic plan, the formation of an effective executive management team, and other factors relating to the performance of the Company, including (i) goals relating to fee income, loan volume, asset quality, Community Reinvestment Act compliance, expense containment and (ii) improvement in the Bank's infrastructure. Based on the Company's performance in 1999, the Compensation Policy Committee determined that the Chief Executive Officer, basically met the short and longer term criteria established in the Business Plan and as described above and, therefore, approved a bonus payment in the amount of $154,375 (47.5%) for 1999.

                                          Arthur L. Knight, Jr.,
                                          CHAIRMAN OF THE COMPENSATION POLICY
                                          COMMITTEE

                                          R. Thomas Eiff
                                          Richard I. Gilford
                                          Clarence Mann

AUDIT COMMITTEE REPORT

    Under rules of the SEC, the Company has expanded the responsibilities of its Audit Committee. Pursuant to the rules, the Company has adopted a charter which details the responsibilities of the Audit Committee. The Company's Audit Committee Charter was adopted by the Board of Directors during 1999 and is attached to this Proxy Statement as Exhibit "A".

                         STOCK PERFORMANCE PRESENTATION

    The following line graph shows a comparison of the cumulative returns for the Company, the Nasdaq Bank Index and an index of peer companies selected by the Company, since April 4, 1995, the date the Company's Common Stock began trading on the Nasdaq National Market System. The information assumes that $100 was invested in the Company's Common Stock and each index on April 4, 1995, and that all dividends have been reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            AMONG MB FINANCIAL INC.,
                     NASDAQ BANK INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          4/7/95   12/29/95  12/31/96  12/31/97  12/31/98  12/31/99
MB FINANCIAL CORPORATION  $100.00   $126.09   $148.91   $141.30   $134.78   $108.15
NASDAQ BANK INDEX         $100.00   $133.98   $176.90   $296.18   $294.03   $282.65
PEER GROUP                $100.00   $117.65   $158.80   $215.25   $199.80   $194.52

                     ASSUMES $100 INVESTED ON APRIL 3, 1995
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1999

    The peer group includes the following Illinois banking and thrift institution holding companies: Alliance Bancorp, AMCORE Financial, Inc., Corus Bankshares, Inc., First Midwest Bancorp, Inc., First Oak Brook
Bancshares, Inc., MAF Bancorp, Inc., Midwest Banc Holdings, Inc., Northern States Financial Corporation, Old Second Bancorp, Inc., Success
Bancshares, Inc., and Wintrust Financial Corporation.

CERTAIN TRANSACTIONS

    Directors and officers of the Company and their affiliates were customers of and have had transactions with the Bank. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loans, transactions in repurchase agreements and certificates of deposit and depository relationships were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    The Bank has entered into an agreement with US Equities, (of which Robert Wislow, a Director of the Company who is not standing for reelection, is Chairman of the Board) to provide facilities management services for the Bank's office locations. The agreement is on the same terms and conditions and in the same amount as other businesses which offer this service.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    McGladrey & Pullen, LLP ("McGladrey"), independent certified public accountants, have been selected by the Board of Directors and the Audit Committee of the Board of Directors to continue to serve the Company in that capacity for 2000. Representatives of McGladrey are expected to be present at the Meeting and can make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

    McGladrey continues to perform audit professional services for and on behalf of the Company. During 1999 the audit services included examination of the consolidated financial statements of the Company, examination of the financial statements of subsidiaries and a review of certain filings with the SEC. McGladrey's unqualified opinion of the consolidated financial statements, along with the consolidated financial statements of the Company, are enclosed in the mailing of this Proxy Statement.

                             STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by the Company prior to December 22, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. In addition, if any business should properly come before such Annual Meeting other than that which is stated in such proxy materials, then, if the Company does not receive notice of such matter by March 6, 2001, the persons designated in the form of proxy will have discretionary authority to vote or refrain from voting on such matter.

                                 OTHER MATTERS

    The Board of Directors is not aware of any business to be properly presented at the Meeting other than those matters described above in this Proxy Statement.

    The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

By Order of the Board of Directors

[SIGNATURE]

Mitchell Feiger
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Chicago, Illinois
April 20, 2000

                                  EXHIBIT "A"
                            AUDIT COMMITTEE CHARTER

    The Audit Committee will be composed of non-employee Directors who, in the opinion of the entire Board, are financially knowledgeable, independent of Management, and free of any relationship that would interfere with their exercise of independent judgment as a Committee member.

    In discharging its responsibilities, the Committee will seek to maintain free and open communications between the Board of Directors, the independent accountants, the internal auditors and Management of the Company. The Committee will meet at least four times each year.

                                 EXTERNAL AUDIT

    The Committee will review and recommend to the entire Board the selection, retention and, if required, dismissal of independent accountants to audit the Company's financial statements. In making its selection, the Committee will also review any non-audit business relationships with the Company, to insure there will be appropriate independence in the annual audit process. In addition, prior to the annual audit the Committee will meet with the independent accountants and Management of the Company to review the scope of the audit and the procedures to be used. At the conclusion of the annual audit, the Committee will review with the independent accountants and Management:

    - The Company's annual financial statements and related footnotes.

    - The independent accountant's comments and recommendations.

    - Any significant changes in accounting policies from prior years.

    - Any significant changes from the original audit plan.

    - Any areas of disagreement with Management.

    - The independent accountant's specific responses to the following questions:

       - IF THE ACCOUNTING FIRM WERE SOLELY RESPONSIBLE FOR THE PREPARATION OF THE FINANCIAL STATEMENTS, WOULD THEY HAVE BEEN PREPARED DIFFERENTLY IN EITHER A MATERIAL OR IMMATERIAL WAY AND WHY?

       - IF THE ACCOUNTING FIRM WERE AN INVESTOR, WOULD IT HAVE RECEIVED THE INFORMATION NEEDED TO UNDERSTANDING THE COMPANY'S FINANCIAL PERFORMANCE FOR THE PERIOD?

       - IF THE ACCOUNTING FIRM WERE THE CEO, WOULD THE COMPANY HAVE THE SAME INTERNAL AUDIT PROCEDURES, AND IF NOT, WHAT WOULD BE THE DIFFERENCES AND WHY?

    - Any matters related to the conduct of the audit, which need to be communicated to the Board of Directors under GAAP.

    - All annual SEC filings of the Company containing the Company's financial statements. In so doing, the Committee will consider whether the information in such documents is consistent with the information contained in the financial statements, and if not, discuss the reasons for the inconsistencies and act accordingly.

    The results of this review and the answers to the specific questions will be documented and distributed to the entire Board along with the Committee minutes at the next meeting of the entire Board.

                                 INTERNAL AUDIT

    The Committee will, at least annually, meet with the independent auditor, Management and the internal auditor to plan the internal audit program for the Company. The Committee will periodically review with these same parties the results of the internal audit process with a specific focus on the adequacy and effectiveness of the accounting, financial and other internal control systems. The Committee will proactively elicit any recommendations for improvement of such internal control procedures and monitor as appropriate.

    As part of its responsibilities, the Committee will also proactively inquire of Management, the internal auditors and the external accountants about significant risks or exposures, and assess the steps Management has taken to control and/or monitor such risks. Finally with respect to the internal audit program, the Committee will review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

                          INTERIM FINANCIAL REPORTING

    The Committee, or a representative thereof, will review with Management, the independent accountants, and if the Audit Committee so requires, the internal auditor, all interim financial reports filed with the SEC prior to the next quarter's filings. To the extent such a review leads to issues or concerns, the Committee reserves the right to require such reports be reviewed by the Committee prior to any filing with the SEC.

                             OTHER RESPONSIBILITIES

    In addition to its responsibilities relative to both the internal and external audit programs, the Committee will be responsible for:

    - Monitoring the Company's Compliance Program and receiving reports thereon.

    - Monitoring the Company's Loan Review process and receiving reports thereon.

    - Monitoring the Company's Disaster Recovery/Contingency Plan, and providing that an appropriate program of continuous testing is ongoing.

    - Monitoring the Company's Senior Officers' expense reimbursement policies (including the use of corporate assets by senior officers), and considering the results of any review of such expense reimbursements by the internal auditor or external accountant.

    - Monitoring Senior Officers' compliance with the Company's Conflict of Interest Policy.

    - Advising Management and the independent auditor that they are expected to provide the Committee with a timely analysis of significant current financial reporting issues and practices relating to the Company.

    - Conducting or authorizing investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

                          COMMUNICATION AND REPORTING

    In discharging its responsibilities, the Committee will meet with the Director of Internal Audit, the independent accountants and Management in separate executive sessions to discuss any matter that any party believes should be discussed privately with the Committee.

    All Committee actions, with any recommendations, will be reported to the Board of Directors no later than the Board's next regularly scheduled meeting.

                                  EXHIBIT "B"
                           FIELD EMPLOYMENT AGREEMENT

    THIS AGREEMENT (the "Agreement") is made and entered into as of this 22nd day of September, 1999, by and between Manufacturers Bank (the "Bank") and Burton J. Field (the "Employee").

    WHEREAS, the Bank is the wholly-owned subsidiary of MB Financial, Inc. (the "Holding Company");

    WHEREAS, the Employee serves as the President and Chief Executive Officer of the Bank;

    WHEREAS, the Employee and the Bank have entered into an employment agreement dated November 12, 1992 (the "Prior Employment Agreement"), which the Employee is willing to terminate with no obligation to him thereunder on the part of the Bank or any of its affiliates, in consideration of the Bank's entering into this Agreement;

    WHEREAS, the board of directors of the Bank (the "Board of Directors") believes it is in the best interests of the Bank and its subsidiaries and its shareholder for the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and its subsidiaries;

    WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee;

    NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

    1.  DEFINITIONS.

        (a)  The term "Change in Control" means (1) an event of a nature that
(i) results in a change in control of the Holding Company or the Bank within the meaning of the Bank Holding Company Act of 1956, as amended and 12 C.F.R.
Part 225 (or any successor statute or regulation) or (ii) requires the filing of a notice with the Federal Deposit Insurance Corporation under 12 U.S.C. Section1817(j) and 12 C.F.R. Part 303 (or any successor statute or regulation);
(2) an event that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than an event at the completion of which the stockholders of the Holding Company hold more than 40% of the outstanding stock of the resulting entity;
(3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Holding Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED THAT any person becoming a director subsequently whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or
(5) consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Holding Company or a similar transaction in which the Holding Company is not the resulting entity, other than an event at the completion of which the stockholders of the Holding Company hold more than 40% of the outstanding stock of the resulting entity; PROVIDED THAT the term "change in control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company or the merger of Coal City Corporation into Avondale Financial Corp. (the former name of the Holding Company).

        (b) The term "Date of Termination" means the date upon which the Employee's employment with the Bank ceases, as specified in a notice of termination pursuant to Section 8 of this Agreement,

        (c)  The term "Effective Date" means September 1, 1999.

        (d) The term "Involuntary Termination" means the termination of the employment of Employee (i) by the Bank without his express written consent; or
(ii) by the Employee by reason of a material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a requirement that the Employee be based at any place other than Chicago, Illinois, or within a radius of 35 miles from the location of the Bank's principal office located at 1200 N. Ashland Avenue, Chicago, Illinois, except for reasonable travel on Bank business; (2) a material demotion of the Employee;
(3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank and Holding Company-wide reduction in staff; (4) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank and the Holding Company;
(5) a material permanent increase in the required hours of work or the workload of the Employee; or (6) the failure of the Board of Directors to elect Employee as President and Chief Executive Officer of the Bank (or successor of the Bank) or any action by the Board of Directors (or a board of directors of a successor of the Bank) removing him from such office, or the failure of the Holding Company (or any successor of the Holding Company) to elect him as a director of the Bank (or any successor of the Bank) or any action by the Holding Company removing him from such office. The term "Involuntary Termination" does not include Termination for Cause, termination of employment due to death, disability pursuant to Section 7(h) of this Agreement, retirement or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act.

        (e) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee with the Bank because of the Employee's willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (except as provided below) material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act in bad faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

        (f) The term "Voluntary Termination" shall mean termination of employment by the Employee voluntarily as set forth in Section 7(e) of this Agreement.

    2. TERM; TERMINATION OF PRIOR EMPLOYMENT AGREEMENT. The term of this Agreement shall be a period of three years commencing on the Effective Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, PROVIDED THAT the Bank has not given 90 days prior written notice that the extensions will cease. The Prior Employment Agreement shall terminate as of immediately prior to the Effective Date, with no obligation to the Employee thereunder on the part of the Bank and its affiliates, except for Salary (as defined in Section 4 below) and benefits accrued prior to the Effective Date, which shall be paid at the times such payments are due. Such termination of the Prior Employment Agreement shall not affect the Employee's vested rights to deferred compensation.

    3. EMPLOYMENT. The Employee is employed as the President and Chief Executive Officer of the Bank. As such, the Employee shall render such management services as are specified by the Board of Directors and are customarily performed by persons situated in similar executive capacities consistent with the Employee's duties as of the date of this Agreement. The Employee shall also render services to any subsidiary or subsidiaries of the Bank as requested by the Bank from time to time. The Employee shall devote his best efforts and reasonable time and attention to the business and affairs of the Bank to the extent necessary to discharge his responsibilities hereunder. The Employee may (i) serve on charitable boards or committees at the Employee's discretion without consent of the Board of Directors and, in addition, on such corporate boards as are approved in a resolution adopted by a majority of the Board of Directors, and (ii) manage personal investments, so long as such activities do not interfere materially with performance of his responsibilities hereunder.

    4.  CASH COMPENSATION.

        (a) SALARY. The Bank agrees to pay the Employee during the term of this Agreement a base salary (the "Salary") the annualized amount of which shall be not less than Four Hundred Thousand Dollars ($400,000). The Salary shall be paid no less frequently than monthly and shall be subject to customary tax withholding. The amount of the Salary shall be increased (but under no circumstances may the Salary be decreased) from time to time in accordance with the amounts approved by the Board of Directors after the Effective Date. In order to effectuate the purpose of the preceding sentence, the amount of the Salary shall be reviewed by the Board of Directors at least every three years during the term of this Agreement. At his option, the Employee may defer payment of a portion of the Salary consistent with deferred compensation programs of the Bank and the Holding Company and applicable IRS regulations.

        (b) BONUSES. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors for executive officers of the Bank.

        (c) EXPENSES. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Holding Company and the Bank, PROVIDED THAT the Employee accounts for such expenses as required under such policies and procedures.

    5.  BENEFITS.

        (a) PARTICIPATION IN BENEFIT PLANS. The Employee shall be entitled to participate, to the same extent as executive officers of the Holding Company and the Bank generally, in all plans of the Holding Company and the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, retirement or employee benefits or combination thereof. In addition, the Employee shall be entitled to be considered for benefits under all of the stock and stock option related plans in which the Holding Company's or the Bank's executive officers are eligible or become eligible to participate.

        (b) FRINGE BENEFITS. The Employee shall be eligible to participate in, and receive benefits under, any other fringe benefit plans or perquisites which are or may become generally available to the Holding Company's or the Bank's executive officers, including but not limited to supplemental retirement, incentive compensation, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services. Without limiting the generality of the foregoing, the Bank agrees to pay for Employee's membership dues and related expenses in Mission Hills Country Club (Northbrook, Illinois) and expenses for an automobile provided to Employee by the Bank commensurate with similarly situated officers of the Holding Company and the Bank.

        (c) LIFE INSURANCE AND DISABILITY INSURANCE POLICIES. Until the soonest of the expiration of the term of this Agreement (including extensions of the term as provided for in Section 2), the date of Voluntary Termination, the date of Termination for Cause or the date on which the Employee attains age 70, the Bank shall pay premiums on the following life insurance policies. The Guardian Life Insurance Company of America Policy Numbers 2932634 ($180,000 face amount) and 2880468 ($180,000 face amount). Until the soonest of the expiration of the term of this Agreement (including extensions as provided for in Section 2), the date of Voluntary Termination, the date of Termination for Cause or the date on which the employee attains the age at which disability coverage expires under the following disability policies, the Bank shall pay the premiums on the following disability policies: The Guardian Life Insurance Company of America Disability Policy Nos. G-441671 and G-418069.

    6. VACATIONS; LEAVE. The Employee shall be entitled (i) to annual paid vacation of four weeks in accordance with the policies established by the Board of Directors for executive officers, and (ii) to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

    7.  TERMINATION OF EMPLOYMENT.

        (a) INVOLUNTARY TERMINATION. If the Employee experiences an Involuntary Termination, such termination of employment shall be subject to the Bank's obligations under this Section 7. In the event of the Involuntary Termination, if the Employee has offered to continue to provide services as contemplated by this Agreement and such offer has been declined, then, subject to Section 7(b) of this Agreement, the Bank shall, as liquidated damages
(i) during the remaining term of this Agreement, pay to the Employee monthly one-twelfth of the Salary at the annual rate in effect immediately prior to the Date of Termination and one-twelfth of the average annual amount of cash bonus of the Employee, based on the average amounts of cash bonus earned by the Employee for the two full fiscal years preceding the Date of Termination;
(ii) provide the benefits set forth in Section 7(f) of this Agreement on the terms set forth therein PROVIDED THAT during the remaining term of this Agreement, the Bank shall pay the same portion of the cost of benefits under
Section 7(f) as it would have paid if no termination of employment had occurred; and (iii) if the Employee is the record or beneficial owner of any options for stock of the Holding Company as of the Date of Termination, then notwithstanding the provisions of any other agreements or documents relating to such options, such options shall be deemed to be fully vested on the Date of Termination and shall be exercisable for a period of not less one year from the Date of Termination and the Bank shall guarantee that the Employee shall receive the benefits of such vesting; and (iv) if the Employee is not fully vested under any other benefit plan or arrangement in which he is a participant as of the Date of Termination (except for any "employee pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, including any "multiemployer plan" as defined in Section 3(37) of such Act), deem the Employee to be fully vested therein and the Bank shall guarantee that he shall receive benefits thereunder accordingly.

        (b)  MITIGATION OF THE BANK'S OBLIGATIONS UNDER SECTION 7(a).

            (1) In the event that the Employee becomes entitled to liquidated damages pursuant to Section 7(a), (i) the Bank's obligation under clause (i) of
Section 7(a) with respect to cash damages shall be reduced by the amount of the Employee's cash income, if any, earned from providing services other than to the Bank (or any successor) or its affiliates during the remaining term of this Agreement; and (ii) if the Employee receives benefits under a supplemental retirement plan pursuant to clause (iv) of Section 7(a), the Bank's obligation under clause (iv) of Section 7(a) shall be reduced to the extent, if any, that the Employee receives benefits under a supplemental retirement plan of an employer other than the Holding Company (or any successor) or any of its affiliates. For purposes of this Section 7(b), the term "cash income" shall include amounts of salary, wages, bonuses, incentive compensation and fees paid to the

Employee in cash but shall not include shares of stock, stock options, stock appreciation rights or other earned income not paid to the Employee in cash.

            (2) The Employee agrees that in the event he becomes entitled to liquidated damages pursuant to Section 7(a), throughout the period during which he is so entitled, he shall promptly inform the Bank of the nature and amounts of cash income and other non-cash income and benefits which he earns from providing services other than to the Bank (or any successor) or its affiliates, and shall provide such documentation of such cash and non-cash income and benefits as the Bank may request. In the event of changes to such cash and non-cash income and benefits from time to time, the Employee shall inform the Bank of such changes, in each case within 15 days after the change occurs, and shall provide such documentation concerning the change as the Bank may request.

        (c) CHANGE IN CONTROL. In the event that within the 18 months following a Change in Control the Employee experiences an Involuntary Termination, in addition to the Bank's obligations under Section 7(a) of this Agreement, the Bank shall pay to the Employee in cash, within 25 days after the Date of Termination, an amount equal to 299% of the Employee's "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), reduced (not less than zero) by the present value of payments to be made under clause (i) of Section 7(a) of this Agreement. For this purpose, present value shall be determined as present value of a payment is determined under Section 280G of the Code using the applicable Federal rate in effect on the date such determination is made or the date of this Agreement, whichever is lower. Notwithstanding any other provision of this Agreement, if the payment under this Section 7(c), together with any other amounts and the value of benefits received or to be received by the Employee in connection with the Change in Control would cause any amount to be nondeductible by the Bank (or any successor), or the consolidate group of which the Bank (or any successor) is a member for federal income tax purposes, pursuant to or by reason of
Section 280G of the Code, then the payment under this Section 7(c) shall be further reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

        (d) TERMINATION FOR CAUSE. In the event of Termination for Cause, the Bank shall have no further obligation to the Employee under this Agreement after the Date of Termination except as set forth in Section 7(f) hereof.

        (e) VOLUNTARY TERMINATION. The Employee may terminate his employment voluntarily at any time by a notice pursuant to Section 8 of this Agreement. Except as may be provided in Sections 7(c) and 7(f) of this Agreement, in the event that the Employee voluntarily terminates his employment other than by reason of any of the actions that constitute Involuntary Termination under
Section 7(b) of this Agreement ("Voluntary Termination"), the Bank shall be obligated to the Employee for the amount of his Salary and benefits only through the Date of Termination, at the time such payments are due (accrued vacation shall be payable within seven days after the Date of Termination), and the Bank shall have no further obligation to the Employee under this Agreement except a final annual bonus in an amount consistent with the Bank's year-end bonus practices, PROVIDED THAT the Board of Directors shall determine the amount of such bonus in good faith at the time of the Employee's termination, taking into consideration the portion of the year elapsed prior to termination, and the Bank shall pay such bonus in cash on the Date of Termination.

        (f) HEALTH BENEFITS. Notwithstanding any other provision of this Agreement, upon cessation of the Employee's service as an employee of the Bank (or any successor) or any of its affiliates for any reason other than death, the Bank (or any successor, directly or through its affiliates) shall provide or make available to the Employee thereafter during the lifetime of the Employee the same health insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance, as he would have been eligible for if he had continued to serve as an executive officer of the Bank (or any successor), for the benefit of himself and his dependents and beneficiaries who would have been eligible for such benefits if the Employee had continued to serve as an executive officer of the Bank (or any successor), on terms as favorable to the Employee as to other executive officers of the Bank (or any successor) from time to time, including amounts of coverage and deductibles, PROVIDED THAT the Employee shall pay during the term of this Agreement the same portion of the cost of such benefits and insurance as he would pay if employed by the Bank (or a successor) during the term of this Agreement (even if his employment is terminated during the term) and the Employee shall pay the full cost of such benefits and insurance after the term of this Agreement ends; PROVIDED FURTHER THAT the Bank's obligations under this
Section 7(f) shall be reduced to the extent that, and so long as, the Employee receives such benefits on no less favorable terms from another employer. The Bank's obligations under this Section 7(f) shall survive the term of this Agreement.

        (g) DEATH. In the event of the death of Employee during the term of this Agreement and prior to any termination of employment, the Bank shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the Salary which was not previously paid to the Employee and which he would have earned if he had continued to be employed under this Agreement through the last day of the calendar month in which the Employee died, and a bonus (prorated in accordance with the portion of the fiscal year expired as of the date of his death) in an amount consistent with the Bank's year-end bonus practices as determined by the Board of Directors in good faith, which bonus shall be paid within 90 days after the death of the Employee.

        (h) DISABILITY. If the Employee becomes entitled to benefits under the terms of the then-current disability plan, if any, of the Holding Company or the Bank (a "Disability Plan"), he shall be entitled to receive such group and other disability benefits, if any, as are then provided by the Holding Company or the Bank for executive employees. In the event of such disability, this Agreement shall not be suspended, except that (i) the Holding Company's obligation to pay the Salary to the Employee shall be reduced in accordance with the amount of disability income benefits received by the Employee, if any, pursuant to this
Section 7(h) or the policies described in Section 5(c) such that on an after-tax basis, the Employee shall realize from the sum of disability income benefits and a portion of the Salary (if any) the same amount as he would realize on an after-tax basis from the Salary if the Bank's obligation to pay salary were not reduced pursuant to this Section 7(h); and (ii) upon a resolution adopted by a majority of the disinterested members of the Board of Directors, the Bank may discontinue payment of the Salary beginning six months following a determination that the Employee has become entitled to benefits under a Disability Plan or otherwise unable to fulfill his duties under this Agreement.

        (i) REGULATORY ACTION. Notwithstanding any other provisions of this Agreement, if the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act,
12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

    8. NOTICE OF TERMINATION. Subject to the provisions of Section 1(e) of this Agreement, in the event that the Bank desires to terminate the employment of the Employee during the term of this Agreement, the Bank shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered, except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to the Bank stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have ceased due to such Involuntary Termination. In the event that the Employee desires to effect a Voluntary Termination, he shall deliver a written notice to the Bank, stating the date upon which employment shall terminate, which date shall be at least 90 days after the date upon which the notice is delivered, unless the parties agree to a date sooner.

    9. COVENANT NOT TO COMPETE. The Employee agrees that his services are special and unique, and of an unusual and extraordinary character which gives them peculiar value for which monetary damages cannot provide adequate compensation. In consideration of the Bank's entering into this Agreement, the Employee hereby agrees that during the Non-Compete Period (as defined below), he shall not without the prior written consent of the Bank:

        (1) serve as a director, officer, or employee of, or directly or indirectly, as a consultant, independent contractor or otherwise, provide any personal services to any institution insured by the Federal Deposit Insurance Corporation or any affiliate of such an institution which institution or affiliate has an office in Cook County, Illinois or adjacent counties in Illinois; or

        (2) solicit, or directly or indirectly cause to be solicited, any employee of the Bank to leave his or her employment; or

        (3) solicit, or directly or indirectly cause to be solicited, customers of the Bank for the purpose of offering loans or other financing services to such customers.

    The term "Non-Compete Period" shall mean (i) in the event of Termination for Cause, the period of three years following the Date of Termination, (ii) in the event of Involuntary Termination not following a Change in Control, the period of the remaining term of this Agreement, (iii) in the event of Involuntary Termination following a Change in Control which occurs during the term of this Agreement, the period of the lesser of one year or the remaining term of this Agreement, (iv) in the event of Voluntary Termination not following a Change in Control, the period of 18 months, and (v) in the event of Voluntary Termination following a Change in Control which occurs during the term of this Agreement, the period of one year following the Date of Termination. The provisions of this
Section 9 shall survive expiration of the term of this Agreement.

    If any provision of this Section 9, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Section 9 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision shall then be enforceable and shall be enforced. Upon breach of any provision of this Section 9, the Bank shall be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, the Bank shall be entitled to such damages as it can show it has sustained by reason of such breach.

    10. ATTORNEYS' FEES. The Bank shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) the Employee's contesting or disputing any termination of employment, or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Bank (or any successor) or an affiliate under which the Employee is or may be entitled to receive benefits; PROVIDED THAT the Bank's obligation to pay such fees and expenses is subject to the Employee's prevailing with respect to the matters in dispute in any proceeding initiated by the Employee or the Employee's having been determined to have acted reasonably and in good faith with respect to any proceeding initiated by the Bank.

    11.  NO ASSIGNMENTS EXCEPT BY OPERATION OF LAW IN CERTAIN MERGERS.

        (a) This Agreement is personal to each of the parties hereto, and neither may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party except that, by operation of law in a merger in which the Bank is a party but not the resulting entity, the Bank's obligations may be assigned to and assumed by the resulting entity of such a merger; provided, however, that the Bank shall require any successor or assign (other than by operation of law in a merger in which the Bank is a party but not the resulting entity) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Bank in the same amount and on the same terms as the compensation pursuant to Section 7(a), Section 7(c) and Section 7(f) hereof. For purposes of implementing the provisions of this Section 11, the date on which any such succession becomes effective shall be deemed the Date of Termination.

        (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

    13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

    14. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

    15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

    16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Illinois.

    17. ATTORNEY'S FEES. Avondale shall be solely responsible for payment of any and all legal fees incurred by Employee in the preparation, negotiation and execution of this Agreement.

    18. SUCCESSORS TO CODE SECTIONS. All provisions of this Agreement referring to sections of the U.S.C. (United States Code) or to the Internal Revenue Code shall be deemed to refer to successor code sections in the event of renumbering of code sections.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Attest:                                        MANUFACTURERS BANK

/s/ DORIA L. KOROS                             /s/ MITCHELL FEIGER
--------------------------------------------   --------------------------------------------
  SECRETARY                                    MITCHELL FEIGER
                                               CHAIRMAN

                                               EMPLOYEE:

                                               /s/ BURTON J. FIELD
                                               --------------------------------------------
                                               BURTON J. FIELD

PROXY                                                                   PROXY
                            MB FINANCIAL, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ANNUAL MEETING OF STOCKHOLDERS -- MAY 30, 2000

     The undersigned hereby appoints Robert S. Engelman, Jr., Mitchell Feiger, and Burton Field, and each of them, with full powers of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote all shares of common stock of MB Financial, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Tuesday, May 30, 2000 at the branch office of Manufacturers Bank located at 7557 West Oakton Street, Niles, Illinois, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, as follows;

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                            MB FINANCIAL, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                          ]

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.
1.  THE ELECTION OF THE FOLLOWING DIRECTORS FOR THE TERMS
    SET OPPOSITE THEIR NAMES:
                                                    For     Withhold   For All
                                                    All       All      Except
                                                    / /       / /       / /
              DIRECTOR                 TERM
              --------                 ----
    NOMINEES: Robert S. Engelman, Jr.  2003
              Alfred Feiger            2003
              Richard I. Gilford       2003

    (Instruction: To withhold authority to vote for any nominee, please indicate the nominee's name in the space provided below and mark the oval "For All Except".)

    ______________________________________________
    (NOMINEE EXCEPTION)



Should the undersigned be present and elect to vote at the Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

In their discretion, the proxies are authorized to vote on any other business that may come before the Meeting or any adjournment or postponement thereof.

                                       Dated: __________________________, 2000

_______________________________________________________________________________
Signature of Stockholder

_______________________________________________________________________________
Signature if held jointly
Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                   TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

       PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                IN THE ENCLOSED POSTAGE-PAID ENVELOPE.